UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2019

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Omnibus Amendment No. 1 to Indenture and Letter of Credit

On October 1, 2019, Scilex Pharmaceuticals Inc. (“Scilex”), an indirect subsidiary of Sorrento Therapeutics, Inc. (the “Company”), the Company, U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Agent”), and the beneficial owners of the senior secured notes due 2026 (the “Securities”) and the holders of such Securities listed on the signature pages thereto (the “Holders”) entered into an omnibus amendment (the “Amendment”) to: (i) that certain Indenture, dated September 7, 2018, by and among Scilex, the Company, the Trustee and the Agent (the “Indenture”), and (ii) that certain Irrevocable Standby Letter of Credit issued by the Company to Scilex in the maximum aggregate amount of $35,000,000, with a date of issuance of September 7, 2018 (the “Letter of Credit”).

Pursuant to the Indenture, the Company agreed to irrevocably and unconditionally guarantee, on a senior unsecured basis, the punctual performance and payment when due of all obligations of Scilex under the Indenture. A portion of the proceeds from the offering of the Securities were used to fund a segregated reserve account pursuant to the terms of the Indenture. Pursuant to the Indenture, funds in the reserve account were to be released to Scilex upon receipt by the Trustee of an officer’s certificate under the Indenture from Scilex confirming receipt of a marketing approval letter from the United States Food and Drug Administration with respect to ZTlido® (lidocaine topical system) 5.4% or a similar product with a concentration of not less than 5% on or prior to July 1, 2023.

Under the terms of the Amendment, among other things, the defined term “Change of Control” was revised to include, in addition to certain events described in the Indenture, (i) prior to the consummation of an initial public offering by Scilex Holding Company, the parent company of Scilex (“Scilex Holding”) (the “Scilex Holding IPO”), the Company ceasing to own, directly or indirectly, a majority of the total voting and economic power of the issued and outstanding capital stock that is entitled to vote in the election of the Board of Directors (the “Voting Stock”) of Scilex, (ii) at any time following the consummation of the Scilex Holding IPO, Scilex becoming aware of the acquisition by any person or group acquiring, in a single or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership of a majority of the total voting power of the issued and outstanding Voting Stock of Scilex or Scilex Holding, and (iii) Scilex Holding failing at any time to own 100% of the capital stock of Scilex. The Amendment also provides that Scilex will agree not to engage in or enter into any business other than the research, development, manufacture, sale, distribution, marketing, detailing, promotion, selling and securing of reimbursement of ZTlido® (lidocaine topical system) 1.8% and any future iterations, improvements or modifications thereof (the “Product”), on a worldwide basis (exclusive of Japan), and activities that are necessary for, or otherwise relevant to, the same, subject to certain exceptions. The Amendment further provides that, if Scilex Holding fails to contribute $25.0 million of the proceeds of any Scilex Holding IPO to Scilex within three business days following the closing of the issuance and sale of Scilex Holding’s capital stock in the Scilex Holding IPO, such failure shall constitute an “Event of Default” under the Indenture.

In connection with the Amendment, Scilex agreed to repurchase, from each holder of Securities, Securities in a principal amount equal to (i) $20.0 million multiplied by (ii) a fraction the numerator of which will be the then outstanding principal amount of the Securities held by such holder and the denominator of which will be the then outstanding principal amount of all of the outstanding Securities, at a purchase price in cash equal to 100% of the principal amount thereof (such repurchase, the “Effective Date Repurchase”). Pursuant to the Amendment, the Holders agreed to release the funds in the reserve account for the purpose of consummating the Effective Date Repurchase and the remaining funds in the reserve account after the consummation of the Effective Date Repurchase will be released to Scilex by the Trustee and Agent.

The Amendment also modifies the Letter of Credit to provide that one of the conditions that will terminate the Letter of Credit will be the consummation of a Scilex Holding IPO that satisfies certain valuation thresholds.

The Amendment will be effective upon the satisfaction of certain terms and conditions, including the consummation of the Effective Date Repurchase. The Amendment will terminate if the Amendment does not become effective on or prior to October 1, 2020.

The Amendment includes representations and warranties of the parties, indemnification obligations and other terms and conditions customary in agreements of this type. The representations, warranties and covenants contained in the Amendment were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Amendment, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Amendment is incorporated herein by reference only to provide investors with information regarding the terms of the Amendment, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment filed herewith as Exhibit 10.1. Certain terms of the Amendment have been omitted from this Current Report on Form 8-K and have been omitted from the version of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K pursuant to Item 601(b)(10) of Regulation S-K because such terms are both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Omnibus Amendment No. 1 to Indenture and Letter of Credit, dated as of October 1, 2019, by and among Scilex Pharmaceuticals Inc., Sorrento Therapeutics, Inc., U.S. Bank National Association, as trustee and collateral agent, and the beneficial owners of the senior secured notes due 2026 and the holders of such securities listed on the signature pages thereto.

* Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: October 1, 2019	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer